As filed with the Securities and Exchange Commission on October 30, 2020

Registration No. 333-228082

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Paringa Resources Limited
(Exact name of registrant as specified in its charter)

Australia
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. Employer Identification No.)

Level 9, 28 The Esplanade, Perth, Western Australia 6000
(Address of Principal Executive Offices)

Paringa Resources Limited Performance Rights Plan
Paringa Resources Limited Performance Incentive Options
(Full title of the plans)

Eric Scarazzo
Gibson Dunn & Crutcher LLP
200 Park Avenue New York, NY 10166
(Name and address of agent for service)

212-351-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☑	Smaller reporting company ☐

EXPLANATORY NOTE

Pursuant to the undertaking made by the Company and required by Item 512(a)(3) of Regulation S-K, the Company is filing this post-effective amendment (the "Post-Effective Amendment") to the Registration Statement and hereby deregisters all securities that were registered under the Registration Statement but remain unissued under the plan as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act, Greg Swan, Company Secretary, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on this 30th day of October, 2020.

PARINGA RESOURCES LIMITED
(Registrant)

By:	/s/ Greg Swan

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

October 30, 2020
(Principal Executive Officer)
/s/ Greg Swan
Greg Swan	Secretary	October 30, 2020
(Principal Financial and Accounting Officer)
/s/ Ian Middlemas
Ian Middlemas	Chairman	October 30, 2020

/s/ Todd Hannigan
Todd Hannigan	Director	October 30, 2020

/s/ Jonathan Hjelte
Jonathan Hjelte	Director	October 30, 2020

/s/ Thomas Todd
Thomas Todd	Director	October 30, 2020

/s/ Richard McCormick
Richard McCormick	Director	October 30, 2020